EXHIBIT 10.1
                                                                    ------------

                        ADMINISTRATIVE SERVICES AGREEMENT

         This Administrative Services Agreement (the "Agreement") is entered June 10, 2008 by and between iVoice, Inc., a New Jersey corporation, with its principal office at 750 Route 34, Matawan, NJ, 07747 ("iVoice"), and Small Cap Advisors, Inc., a New Jersey corporation, with its principal office at 750 Route 34, Matawan, NJ, 07747 (the "Company").

         WHEREAS, the Company desires to engage iVoice to provide the Services, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1.   Services
              --------

              1.1 During the term of this Agreement, iVoice shall provide the following Services to the Company:

                  a.     Contract review
                  b.     Issuing sales orders
                  c.     Invoicing
                  d.     Collections
                  e.     Review inventory records, warehousing reports, etc.
                  f.     Manage employee records
                  g.     Process payroll
                  h.     Manage insurance coverages (health, liability, etc)
                  i.     Accounts Payable
                  j.     Accounts Receivable
                  k.     Expense reimbursement
                  l.     Vendor payments
                  m.     Manage cash accounts
                  n.     Maintain accounting records
                  o.     Prepare periodic tax filings
                  p.     Manage quarterly review and year-end audit in
                  con    junction with outside auditors
                  q.     Office premises at the headquarters of iVoice.
                  r.     Public relations, sales and marketing services.

              1.2 iVoice shall perform the Services in a timely and efficient manner, in accordance with all applicable laws, regulations and ordinances, and shall assign to each of the Services substantially the same priority as assigned to services of like category performed in its own operations.
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         2.   Term
              ----

              2.1 The term of this Agreement shall commence on the date hereof and shall continue on a month to month basis, unless terminated by either party by providing thirty (30) advance written notice to the non-terminating party.

         3.   Fees
              ----

              In consideration for the Services, the Company shall pay iVoice a fee of Four Thousand Dollars ($4,000) per month to be adjusted from time to time to reflect the prevailing rate for such services. Fees shall be billed monthly and are due thirty (30) days thereafter. Should the Company be unable to pay the Fees on a timely basis, the past due Fees shall be added to the Secured Convertible Promissory Note issued on the date hereof.


         4.   Obligations and Relationship
              ----------------------------

              Both parties to this Agreement shall at all times act as independent contractors and, notwithstanding anything contained herein, the relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as expressly authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect of or on behalf of the other party, and this Agreement shall not be construed or constituting either party or the agent of the other party.

         5.   Limited Liability; Indemnification
              ----------------------------------

              5.1 iVoice shall not be liable to the Company for any loss, claim, expense or damage, including indirect, special, consequential or exemplary damages, for any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. iVoice shall not be liable to the Company for the consequences of any failure or delay in performing any Services if the failure shall be caused by labor disputes, strikes or other events or circumstances beyond its control and it shall have provided prompt notice to the Company of its inability to perform Services and the reason therefor.

              5.2 In any action, suit or proceeding (other than an action by or in the right of the Company) to which iVoice or any agent or employee of iVoice performing Services hereunder (an "Indemnitee") was or is a party by reason of his or its performance or non-performance of Services, the Company shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the Company) in settlement actually and reasonably incurred by the Indemnitee in connection therewith if the Indemnitee acted in good faith and provided that the Indemnitee's conduct does not constitute negligence or misconduct.


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         6.   Confidentiality
              ---------------

              Any and all information obtained by iVoice in connection with the Services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the prior written consent of the Company.

         7.   Notices
              -------

              All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person against written receipt therefor, or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by postage pre-paid certified mail, return receipt requested to the party entitled to receive the same:

              If to iVoice:                 iVoice, Inc.
                                            750 Route 34
                                            Matawan, NJ  07747
                                            Attention: Jerome Mahoney
                                            Telephone: 732-441-7700
                                            Facsimile: 732-441-9895

              And if to the Company:        Small Cap Advisors, Inc.
                                            c/o iVoice, Inc.
                                            750 Route 34
                                            Matawan, NJ  07747
                                            Attention: Mark Meller
                                            Telephone: 732-441-7700
                                            Facsimile: 732-441-9895

              Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.


         8.   Binding Effect
              --------------

              This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.


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         9.   No Third Party Beneficiaries
              ----------------------------

              This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties and remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

         10.  Entire Agreement
              ----------------

              This Agreement constitutes the entire agreement between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to those matters.

         11.  Assignment; Amendment; Waiver
              -----------------------------

              This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         12.  Governing Law
              -------------

              This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         13.  Headings
              --------

              The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.








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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                         IVOICE, INC.



                                         By: ______________________________
                                             Jerry Mahoney
                                             President




                                         SMALL CAP ADVISORS, INC.



                                         By: ______________________________
                                             Mark Meller
                                             President














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